Exhibit 10.1

Confidential Treatment Requested by American Superconductor Corporation

Amendment No. 1

to Supply Contract Number PPC1687-012014

This amendment number 1 to Contract Number PPC1687-012014 dated 2nd June 2014 (the “Contract”)  is effective as of 25th Aug 2015 (“Effective Date”) between Inox Wind Ltd., having its head office at Plot No. 17, Sector 16-A, Noida 201301 (U.P) India (“Inox”) and American Superconductor Corporation, having its head office at 64 Jackson Road, Devens, MA 01434, USA (“AMSC US”), hereinafter collectively referred to as the “Parties” or individually as a “Party”.

WHEREAS, AMSC US and Inox executed a supply contract dated 2nd June 2014 for the supply of [**] ([**]) sets of DF2000/50Hz Electric Control Systems (According to GL2003/2004 guideline) by AMSC US to Inox; and

WHEREAS, Inox desires to purchase from AMSC US and AMSC US agrees to sell to Inox an additional quantity of [**] Only ([**]) sets of DF2000/50Hz Electric Control Systems (According to GL2003/2004 guideline) for the WT2000DF Wind Turbine

The Parties agree to amend the Contract as follows:

1.	The title of the Contract is changed to read as follows:

Supply Contract for DF2000/50Hz Electric Control Systems (According to GL2003/2004 guideline) for the WT2000DF Wind Turbine.

2.	The first two sentences in sub-clause 1.1 under Clause 1 [Scope of Supply and Contract Price] of the Contract, are hereby deleted and replaced with the following:

1.1 [**] Only ([**]) sets of Electric Control System [**] and Condition Monitoring System (CMS) ((hereinafter “ECS”).  Each Set comprising of:

3.	Sub-clause 1.3 under Clause 1 [Scope of Supply and Contract Price] is deleted in its entirety and replaced with the following:

1.3 The price for each of the ECS, FCA Shanghai, China and/or any place in Europe, excluding VAT shall be:  EUR [**] (EURO [**] ONLY).

TOTAL CONTRACT PRICE:

The total contract price, FCA Shanghai, China and/or any place in Europe excluding VAT shall be:  EUR 56,745,000 (EURO Fifty Six Million and  Seven Hundred & Forty Five Thousand Only).

4.	The following sub-clause 2.3 is hereby added to Article 2 [Delivery Period]:

2.3  Sub-clause 2.1 (including Note 1) applies only to the initial [**] ECS previously ordered by Seller as of the date of this Amendment.  For the additional quantity of [**] ECS added by Amendment No. 1, no later than four (4) months prior to the date of the first forecasted delivery Buyer shall provide to Seller the initial forecasted delivery schedule which will include the quantity of the [**] ECS to be shipped per month (the “Delivery Schedule”).  Not later than the 1st day of each month thereafter, Inox shall deliver to Seller an updated Delivery Schedule for the amount of the [**] ECS not yet delivered which will include the quantity of ECS to be shipped per month (“Monthly Delivery Schedule”).  The maximum monthly shipment quantity provided by Buyer on the Delivery Schedule and Monthly Delivery Schedule during any calendar month shall

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Exhibit 10.1

Confidential Treatment Requested by American Superconductor Corporation

not exceed [**] sets.  Notwithstanding anything to the contrary herein, Buyer shall accept the full, or if prior shipments have been made, balance of [**] ECS not later than [**](“Final Delivery Date”) and shall pay for the same in accordance with the provisions of sub-clause 3.(5).

5.	The following sub-clause 3.(5) is hereby added to Article 3 [Payment Conditions]:

(5)  Sub-clause 3.1 and 3.2 apply only to the [**] ECS initially ordered by Seller as of the date of this Amendment.  For the additional quantity of [**] ECS added by Amendment No. 1, the following payment terms apply:  Prior to each monthly shipment in accordance with the then current Delivery Schedule (for the first delivery) and the Monthly Delivery Schedule (for subsequent deliveries), Buyer shall cause to be issued by an approved bank of Buyer listed in sub-clause 3.(4) a letter of credit payable on-site in a form and format acceptable to Seller and in an amount equal to [**]% of each shipment value, which is equal to the .  The letter of credit shall be in accordance with UCP 600.  The letter of credit shall be valid for 60 days and shall include provisions for deferred payment by the Buyer of [**] days from the date of FCR, and all interest charges shall be to the account of Buyer.  Letter of credit charges in India shall be borne by the Buyer and letter of credit charges outside of India shall be borne by the Seller.  If a letter of credit is not issued in sufficient time to meet the Delivery Schedule (for the first delivery) and the Monthly Delivery Schedule (for each subsequent delivery), the associated shipment date will be extended accordingly.  In the event Buyer fails to provide the Delivery Schedule and/or Monthly Delivery Schedule(s) prior to the Final Delivery Date, (i) Seller shall be entitled to retain all advance amounts remaining creditable to Buyer at such time, and Buyer shall not be entitled to any credit or refund with respect to any such remaining advance amounts, and (ii) Seller may, at its discretion, terminate this Contract by written notice to Buyer pursuant to Article 18.

6.	All other terms and conditions of the contract shall continue unchanged and remain in full force and effect.

The Parties are signing this Amendment on the date stated in the introductory clause.

Inox Wind Ltd.		American Superconductor Corporation

BY	/s/ Rajeev Gupta	BY:	/s/ James Maguire

NAME:	Rajeev Gupta	NAME:	James Maguire

TITLE:	Director	TITLE:	EVP Operations

DATE:	August 25, 2015	DATE:	August 26, 2015

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Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.